Exhibit 21

SUBSIDIARIES OF INTERNATIONAL SEAWAYS, INC.

The following table lists, as of December 31, 2025, all subsidiaries of International Seaways, Inc. and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are corporations, unless otherwise noted.

Company	Where Incorporated, Organized or Domiciled
Albans Tanker Corporation Ltd.	Bermuda
Alpha Seaways MR Tanker Corporation Ltd.	Bermuda
Apollonas Shipping Company Ltd.	Bermuda
Asterias Crude Carrier Ltd.	Bermuda
Athens Product Tanker Corporation Ltd.	Bermuda
Batangas Tanker Corporation Ltd.	Bermuda
Beta Seaways MR Tanker Corporation Ltd.	Bermuda
Cape Seaways Ltd.	Marshall Islands
CPT Alliance Ltd.	Marshall Islands
Crystal Tanker Corporation Ltd.	Bermuda
Delta Aframax Corporation Ltd.	Bermuda
Delta Seaways MR Tanker Corporation Ltd.	Bermuda
Diamond S Shipping II LLC	Marshall Islands (2)
Diamond S Shipping Ltd.	Bermuda
Diamond Tanker Company LLC	Bermuda (3)
DSS 1 LLC	Bermuda (3)
DSS 2 LLC	Bermuda (3)
DSS 5 LLC	Bermuda (3)
DSS 6 LLC	Bermuda (3)
DSS 7 LLC	Bermuda (3)
DSS 8 LLC	Bermuda (3)
DSS A LLC	Bermuda (3)
DSS B LLC	Bermuda (3)
DSS C LLC	Bermuda (3)
DSS D LLC	Bermuda (3)
DSS Suez JV LLC	Marshall Islands (2)
DSS Vessel LLC	Marshall Islands (2)
Eagle Product Tanker Corporation Ltd.	Bermuda
EB Tanker Corporation Ltd.	Bermuda
Epicurus Shipping Company Ltd.	Bermuda
Epsilon Aframax Corporation Ltd.	Bermuda
Filonikis Product Carrier Ltd.	Bermuda
First Pacific Corporation	Marshall Islands
Front Tobago Shipping Corporation	Marshall Islands
Guayaquil Tanker Corporation Ltd.	Bermuda
Hal Tanker Corporation Ltd.	Bermuda
Harrison Tanker Corporation Ltd.	Bermuda
Hatteras Tanker Corporation Ltd.	Bermuda
Hendricks Tanker Company LLC	Bermuda (3)
Henry Tanker Company LLC	Bermuda (3)
Heroic Avenir Ltd.	Bermuda
Heroic Equuleus Ltd.	Bermuda
Heroic Hera Ltd.	Bermuda
Heroic Hercules Ltd.	Bermuda
Heroic Hologium Ltd.	Bermuda
Heroic Hydra Ltd.	Bermuda
Heroic Libra Ltd.	Bermuda
Heroic Octans Ltd.	Bermuda
Heroic Perseus Ltd.	Bermuda
Heroic Pisces Ltd.	Bermuda

Company	Where Incorporated, Organized or Domiciled
Heroic Scutum Ltd.	Bermuda
Heroic Serena Ltd.	Bermuda
Heroic Tucana Ltd.	Bermuda
Iason Product Carrier Ltd.	Bermuda
International Seaways Operating Corporation Ltd.	Bermuda
International Seaways Ship Management LLC	Delaware (1)
Iraklitos Shipping Company Ltd.	Bermuda
Isiodos Product Carrier Ltd.	Bermuda
Jennings Tanker Corporation Ltd.	Bermuda
Kythnos Chartering Corporation Ltd.	Bermuda
Lafayette Tanker Corporation Ltd.	Bermuda
Leyte Product Tanker Corporation Ltd.	Bermuda
Liberty Tanker Company LLC	Bermuda (3)
Lightering LLC	Bermuda (3)
Lorenzo Shipmanagement Ltd.	Bermuda
Milos Product Tanker Corporation Ltd.	Bermuda
Mindanao Tanker Corporation Ltd.	Bermuda
Montauk Tanker Corporation Ltd.	Bermuda
Navarro International Ltd.	Bermuda
NT Suez One LLC	Bermuda (3)
Oak Tanker Corporation Ltd.	Bermuda
OIN Chartering Ltd.	Bermuda
Panamax International Ltd.	Marshall Islands
Samar Product Tanker Corporation Ltd.	Bermuda
Seaways Alpha LR Corporation Ltd.	Bermuda
Seaways Alternative Energy Holding Corporation Ltd.	Bermuda
Seaways Beta LR Corporation Ltd.	Bermuda
Seaways Delta LR Corporation Ltd.	Bermuda
Seaways Epsilon LR Corporation Ltd.	Bermuda
Seaways First AE Tanker Corporation Ltd.	Bermuda
Seaways Gamma LR Corporation Ltd.	Bermuda
Seaways Holding Corporation Ltd.	Bermuda
Seaways LR Holding Corporation Ltd.	Bermuda
Seaways Second AE Tanker Corporation Ltd.	Bermuda
Seaways Shipping Corporation Ltd.	Bermuda
Seaways Shipping II Corporation Ltd.	Bermuda
Seaways Shipping III Corporation Ltd.	Bermuda
Seaways Subsidiary VII Ltd.	Bermuda
Seaways Third AE Tanker Corporation Ltd.	Bermuda
Seaways Zeta LR Corporation Ltd.	Bermuda
Second Katsura Tanker Corporation Ltd.	Bermuda
Skopelos Product Tanker Corporation Ltd.	Bermuda
Titanas Product Carrier Ltd.	Bermuda
Triton Tanker Company LLC	Bermuda (3)
Tybee Tanker Company LLC	Bermuda (3)
White Boxwood Shipping Ltd.	Bermuda

(1) This entity is a Delaware limited liability company.

(2) This entity is a Marshall Islands limited liability company.

(3) This entity is a Bermuda limited liability company.